Exhibit 4.1
Registration Rights Agreement
     This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 28, 2006, by and between John D. Oil and Gas Company, a Maryland corporation (the “Company”), and the Richard M. Osborne Trust, an Ohio Trust (the “Trust”), and any other entities and individuals who, at any time, become parties to this Agreement pursuant to Section 9(g) or 9(k) below (each, a “Stockholder” and, collectively, including “the Trust,” the “Stockholders”).
          WHEREAS, pursuant to a Subscription Agreement dated of even date herewith between the Trust and the Company (the “Subscription Agreement”) the Trust has acquired 2.0 million shares of Company Stock;
          WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their registration rights, duties and obligations as stockholders of the Company after consummation of the Subscription Agreement;
          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:
     1. Certain Definitions. As used in this Agreement, the following terms will have the meanings listed below:
          (a) “Commission” means the United States Securities and Exchange Commission and includes any governmental body or agency succeeding to the functions thereof.
          (b) “Company Stock” means the Company’s Company Stock, par value $0.001 per share.
          (c) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and related rules and regulations promulgated thereunder.
          (d) “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
          (e) “Registrable Shares” means the Company Stock that the Trust is acquiring pursuant to the Subscription Agreement or that any other Stockholder owns that becomes subject to the terms of this Agreement.
          (f) “Securities Act” means the Securities Act of 1933, as amended, and related rules and regulations promulgated thereunder.

     2. Registration Rights.
          (a) Demand Registration.
               (i) At any time on or after the first anniversary of the execution of this Agreement, any Stockholder shall have the right to require the Company to effect the registration of his Registrable Shares on Form S-1 (or any successor form under the Securities Act) (any such registration, a “Demand Registration”). Upon receipt of any request for a Demand Registration, the Company shall give prompt written notice of such request to each Stockholder entitled to request a Demand Registration, and shall include in such Demand Registration all shares of Company Stock with respect to which the Company has received written requests for inclusion therein within 30 days after the delivery of the Company’s notice. If securities held by Persons other than those Stockholders exercising rights pursuant to the first or second sentence of this subsection 2(a) (“Other Securities”) are included in any Demand Registration that is an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the amount of securities to be included exceeds the amount of securities that can be sold in such offering without adversely affecting the marketability thereof, the Company will include in such registration Registrable Shares requested to be included therein prior to the inclusion of any Other Securities. If the number of shares of Company Stock requested to be included in such registration pursuant to the first or second sentence of this subsection 2(a), including the Registrable Shares, exceeds the amount of securities that in the opinion of such managing underwriter can be sold without adversely affecting the marketability of such offering, the Registrable Shares to be included in such registration shall be reduced pro rata among the Stockholders, based on the percentage of then-outstanding shares of Company Stock held by each such Stockholder that has requested the Registrable Shares to be registered. A registration requested pursuant to this subsection 2(a) shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after a registration statement has become effective, such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, (iii) if the conditions to closing specified in this Agreement or underwriting agreement entered into in connection with such registration are not satisfied or (iv) if it is withdrawn at the request of the Stockholders.
               (ii) At any time after the Company becomes eligible to file a registration statement on Form S-3 (or any successor form relating to secondary offerings), any Stockholder, may request the Company, in writing, to effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate offering price of at least $250,000 (based on the current public market price). Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all other Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within thirty (30) days after the Company provides its notice, to elect to have included in such registration such of their shares of Company Stock as such Stockholders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3, or such successor form, of all shares of Company Stock that the Company has been requested to register, including the Registrable Shares. The

Company shall not be required to effect more than one registration pursuant to subsection 2(a)(i) but may be required to effect an unlimited number of registrations pursuant to this subsection 2(a)(ii). In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within ninety (90) days after the effective date of any other registration statement of the Company.
          (b) Incidental Registration. Whenever the Company proposes to file a registration statement (other than on Form S-8 or any successor form or pursuant to subsection 2(a)(i)) at any time and from time to time, it will, prior to such filing, give written notice to the Stockholder(s), of its intention to do so and, upon the written request of any Stockholder, within twenty (20) days after the Company provides such notice (which request shall state the intended method of disposition of such Shares), the Company shall use its best efforts to cause all Registrable Shares that the Company has been requested by such Stockholder(s) to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder(s); provided, however, that if the offering is underwritten and the managing underwriter(s) advise the Company that, in their opinion, the inclusion of the amount of Registrable Shares requested to be included therein exceeds the amount of securities that can be sold in such offering without adversely affecting the marketability, thereof, then the Company shall include therein, to the extent permitted by the managing underwriter, Registrable Shares of such Stockholder(s), determined pro rata on the basis of the percentage of the then-outstanding shares of Company Stock then held by such Stockholder(s).
          (c) Certain Limitations. Notwithstanding any other provision of this Section 2, the Company shall not be required to include in any registration pursuant to subsections 2(a) or (b), any Registrable Shares that are then eligible for transfer pursuant to Rule 144(k) under the Securities Act or may otherwise be freely transferred without registration under the Securities Act. In connection with any underwritten public offering of the Registrable Shares, the Stockholders agree that they shall execute a customary “holdback” agreement in the form requested by the underwriter(s) for such offering whereby such Stockholders agree, for a period of up to 180 days following the consummation of such offering, not to sell, offer to sell or otherwise dispose of any of the Shares other than pursuant to such offering.
     3. The Company’s Holdback Agreements. The Company agrees: (i) not to affect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 120 day period beginning on the effective date of any underwritten registration filed under the Securities Act (except as part of any such registration or pursuant to registrations on Form S-8 or any successor form); and (ii) to use all reasonable efforts to cause each holder of at least 5% (on a fully diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, to agree not to affect any public sale or distribution of any of their securities during that period (except as part of the underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree in writing.

     4. Registration Procedures. The Company will use its best efforts to affect the registration and sale of the Registrable Shares in accordance with the intended method of disposition and, pursuant to the request, the Company will as expeditiously as possible:
          (a) prepare and file with the Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to the Registrable Shares and use its best efforts to cause the registration statement to become effective; provided that before filing a registration statement or prospectus, or any amendments or supplements, the Company will, at least ten business days prior to filing, furnish copies of all of the documents proposed to be filed to counsel selected by the holders of a majority of the Registrable Shares, which documents will be subject to the review and comment of that counsel;
          (b) notify each holder of Registrable Shares of the effectiveness of each registration statement filed hereunder and prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus(es) used in connection with the registration statement that may be necessary to keep the registration statement effective for a period of either (i) not less than three months or, if the registration statement relates to an underwritten offering, any longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Shares by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by the registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in the registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement until all of the securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers listed in the registration statement;
          (c) furnish to the selling Stockholders as many copies of the registration statement, each amendment and supplement, the prospectus(es) included in the registration statement (including each preliminary prospectus) and any other documents that the selling Stockholders may reasonably request in order to facilitate the disposition of the Registrable Shares owned by the Stockholders;
          (d) make every reasonable effort to obtain the prompt withdrawal of any order suspending the registration in the event that the registration statement ceases to be effective for any reason at any time (other than because of the sale of all of the securities registered by the registration statement);
          (e) use its best efforts to register or qualify the Registrable Shares under the securities or blue sky laws of any jurisdictions that any selling Stockholder or any underwriter reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable the selling Stockholders or any underwriter to consummate the disposition in these jurisdictions of the Registrable Shares; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection 4(e), (ii) subject itself to taxation in any jurisdiction or (iii) consent to general service of process in any jurisdiction;
          (f) promptly notify the selling Stockholders (i) at any time when a prospectus relating to the Registrable Shares is required to be delivered under the Securities Act, (ii) of any request by the Commission or any other federal or state governmental authority of any order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any federal or state governmental authority for amendments or supplements to the registration statement or prospectus or for additional information, and (iv) of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of material fact or omits any fact necessary to make the statement in the prospectus not misleading, and, at the request of the selling Stockholders or their counsel, the Company will prepare a supplement or amendment to the prospectus or registration statement so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus or registration statement will not contain any untrue statements of material fact or omit to state any fact necessary to make the statements in the prospectus not misleading;
          (g) cause all Registrable Shares included in the registration to be listed or quoted on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;
          (h) provide a transfer agent and registrar for all Registrable Shares included in the registration not later than the effective date of the registration statement;
          (i) cooperate with the selling Stockholders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends, and to enable the Registrable Shares to be in the denominations and registered in the names reasonably requested by the selling Stockholders;
          (j) enter into any customary agreements (including underwriting agreements in customary form) and take all other actions that the holders of a majority of the Registrable Shares being sold may reasonably request in order to expedite or facilitate the disposition of the Registrable Shares;
          (k) make available for inspection by any selling Stockholder, any underwriter participating in any disposition pursuant to the registration statement and any attorney, accountant or other agent retained by the selling Stockholders or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any selling Stockholder or any underwriter, attorney, accountant or agent in connection with the registration statement;
          (l) advise each selling Stockholder, promptly after it receives notice or obtains knowledge, of the issuance of any stop order by the Commission or any state securities or other regulatory authority suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if the stop order is issued;
          (m) at the request of the selling Stockholders in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of outside counsel, dated as of the effective date of such registration statement, addressed to the underwriters and the selling Stockholders, covering any matters that the underwriters and holders of a majority of the Registrable Shares being sold may reasonably request, including any matters that are customarily furnished in connection with an underwritten offering; and (ii) a comfort letter or letters, dated as of the effective date of such registration statement, from the independent certified public accountants of the Company addressed to the underwriters and the selling Stockholders, covering any matters that the underwriters and holders of a majority of the Registrable Shares being sold reasonably request, in which letter(s) the accountants will state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of the Company included in the registration statement, the prospectus(es), or any amendment or supplement, comply in all material respects with the applicable accounting requirements of the Securities Act;
          (n) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;
          (o) if requested by the managing underwriter or the holders of a majority of the Registrable Shares being sold, promptly incorporate in a prospectus supplement or post-effective amendment any information that the managing underwriter or holders of a majority of the Registrable Shares being sold reasonably requests to be therein, including, without limitation, with respect to the Registrable Shares being sold by the Stockholders, the purchase price being paid for the equity interests by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in the offering, and promptly make all required filings of the prospectus supplement or post-effective amendment;
          (p) cooperate with each selling Stockholder and underwriter participating in the disposition of the Registrable Shares and their respective counsel in connection with any filings required to be made with the NASD;
          (q) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; and
          (r) notify the selling Stockholders promptly of any request by the Commission for the amendment or supplementation of the registration statement or prospectus or for additional information.
          The Company may require each seller of Registrable Shares as to which any registration is being effected to furnish the Company with such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.
     5. Allocation of Expenses. The Company will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration is subsequently withdrawn at the request of the Stockholder(s) (other than as a result of material adverse information concerning the business or financial condition of the Company that is made known to the Stockholders after the date on which such registration was requested) and if the Stockholder(s) elect not to have such registration counted as a registration requested under subsection 2(a), each Stockholder shall pay the Registration Expenses of such registration pro rata in accordance with the number of his Registrable Shares included in such registration. For purposes of this Section, the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and the reasonable fees and expenses of one counsel selected by the holders of a majority of the Registrable Shares included in the registration to represent the Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of each Stockholder’s counsel.
     6. Indemnification.
          (a) By the Company. The Company agrees to indemnify and hold harmless each Stockholder holding Registrable Shares covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Shares (as amended or supplemented if the Company shall have furnished any amendments) or any preliminary prospectus, statutory prospectus, free writing prospectus or summary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any violation by the Company of the Securities Act, Exchange Act or any other federal or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such federal, state securities or blue sky laws, and shall reimburse each Stockholder holding Registrable Shares covered by a registration statement, its officers, directors, employees, partners and agents and each Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Stockholder. The Company also agrees to indemnify any underwriters of the Registrable Shares, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Stockholders provided in this subsection 6(a).
          (b) By the Stockholders. Each Stockholder holding Registrable Shares included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only with respect to information furnished in writing by such Stockholder expressly for use in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus, statutory prospectus, free writing prospectus or summary prospectus. Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Shares, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 6. As a condition to including Registrable Shares in any registration statement filed in accordance with this Agreement, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Stockholder shall be liable under this subsection 6(b) for any loss, claim, damage, liability or expense in excess of the net proceeds actually realized by such Stockholder in the sale of Registrable Shares of such Stockholder to which such loss, claim, damage, liability or expense relates.
          (c) Procedure. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person except to the extent such failure to provide notice materially prejudices the indemnifying Person) and (ii) unless in such indemnified Person’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (x) the indemnifying party has agreed to pay such fees or expenses, or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably delayed or withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing. An indemnifying Person who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying Person with respect to such claim, unless in the reasonable judgment of any indemnified Person a conflict of interest may exist between such indemnified Person and any other of such indemnified parties with respect to such claim.
          (d) Contribution. Each party agrees that, if for any reason the indemnification provisions contemplated by this Section 6 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions that resulted in the losses, liabilities, claims, damages, or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this subsection 6(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions or proceedings in respect thereof) shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in subsection 6(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 6 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration provided for in this subsection 6(d).
          (e) Nonexclusivity. The indemnification and contribution by any Person provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have at law or in equity or pursuant to contract.
          (f) Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director, employee, agent or controlling Person of such indemnified Person and will survive the transfer of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified Person for contribution to such Person in the event the Company’s indemnification is unavailable for any reason.
     7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder that is underwritten unless such Person (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no Stockholder will be required to make any representations or warranties in connection with any registration other than as to (x) that Stockholder’s ownership of its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (y) that Stockholder’s power and authority to effect such transfer, and (z) such matters pertaining to the compliance with securities laws as may be reasonably requested.
     8. Current Public Information. The Company will file, based upon information furnished by Stockholders, all reports required to be filed by it under the Securities Act and the Exchange Act and will take such further action as any Stockholder may reasonably request to enable that Stockholder to sell Registrable Shares pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act (as such rules may be amended from time to time) or any similar rules or regulations hereafter adopted by the Commission. Upon reasonable request, the Company shall deliver to any holder of Registrable Shares a written statement as to whether it has complied with such requirements.
     9. Miscellaneous.
          (a) No Inconsistent Agreements. The Company will not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Stockholders in this Agreement without the prior written consent of the holders of a majority of the Registrable Shares.
          (b) Adjustments Affecting Registrable Shares. The Company will not take any action, or permit any change to occur, with respect to its securities that would adversely affect the ability of any Stockholder to include Registrable Shares in a registration undertaken pursuant to this Agreement or that would adversely affect the marketability of Registrable Shares in any registration.
          (c) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce those rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law, in equity, or otherwise. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.
          (d) Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

If to the Trust, addressed to:
Richard M. Osborne Trust
Richard M. Osborne, Trustee
8500 Station Street
Suite 113
Mentor, Ohio 44060
If to the Company, addressed to:
John D. Oil and Gas Company
8500 Station Street
Suite 100
Mentor, Ohio 44060
Attn: President
With a copy to:
Kohrman Jackson & Krantz P.L.L.
One Cleveland Center, 20th Floor
1375 East Ninth Street
Cleveland, Ohio 44114
Facsimile: (216) 621-6536
Attn: Marc C. Krantz, Esq.
          (e) Amendment. Except as otherwise provided herein, no change in, modification of or amendment to this Agreement will be valid unless it is in writing and signed by the holders of a majority of the outstanding Registrable Shares.
          (f) Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement and understanding set forth herein will not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future date.
          (g) Assignment. None of the parties may assign any of their respective rights or obligations under this Agreement without the written consent of all of the other parties to this Agreement. Transferee shall execute a joinder in the form of Exhibit A attached hereto.
          (h) Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties to this Agreement and their respective heirs, beneficiaries, legatees, distributees, estates, executors, administrators, personal representatives, successors and permitted assigns, as the case may be.
          (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within that State.

          (j) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement will be construed in all respects as if the invalid or unenforceable provisions were omitted.
          (k) Additional Parties; Joinder. The Company may permit any Person, with the consent of the holders of a majority of the outstanding Registrable Shares, who acquires Company Stock or rights to acquire Company Stock after the date hereof to become a party to this Agreement and to succeed to all of the rights and obligations of a holder of Registrable Shares under this Agreement by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit A attached hereto, and upon the execution and delivery of the joinder by such Person, such Person shall for all purposes be a holder of Registrable Shares and party to this Agreement.
          (l) Other Registration Rights. The Company will not grant to any Person or Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for any equity securities of the Company, where such right is on a basis senior with the rights granted to the holders of Registrable Shares hereunder without the prior written consent of the holders of a majority of the Registrable Shares; provided, however, that the Company may grant any Person or Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for any equity securities of the Company, where such right is on a basis pari passu with the rights granted to the holders of Registrable Shares hereunder.
          (m) Integration. This Agreement sets forth all of the promises, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes and is intended to be an integration of any and all prior agreements or understandings with respect thereto.
          (n) Execution in Counterparts. This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument. The execution of counterparts will not be deemed to constitute delivery of this Agreement by any party.
[Signatures on following page]

     In Witness Whereof, the parties have executed and delivered this Registration Rights Agreement as of the date first written above.

JOHN D. OIL AND GAS COMPANY

/s/ Thomas J. Smith
By: Thomas J. Smith
Title: President and Chief Operating Officer

RICHARD M. OSBORNE TRUST

/s/ Richard M. Osborne
Richard M. Osborne, Trustee

EXHIBIT A
REGISTRATION RIGHTS AGREEMENT
Joinder
     The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of ____________, 2006 (as the same may hereafter be amended, the “Registration Agreement”), among John D. Oil and Gas Company, a Maryland corporation (the “Company”), and the other person named as parties therein.
     By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Agreement as a holder of Registrable Shares in the same manner as if the undersigned were an original signatory to the Registration Agreement, the undersigned shall be considered a holder of ____________ Registrable Shares under the Registration Agreement, and the undersigned’s ____________ shares of ____________ shall be included as ____________ Registrable Shares under the Registration Agreement.
     Accordingly, the undersigned has executed and delivered this Joinder as of the ____________day of ____________, 200___.

Signature of Stockholder

Print Name of Stockholder